Tema ETF Trust 485BPOS

Exhibit 99.28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of Tema Asian Middle Class ETF, Tema Cardiovascular and Metabolic ETF, Tema Indonesia ETF and Tema Neuroscience and Mental Health ETF, each a series of Tema ETF Trust, under the headings “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

October 19, 2023